Exhibit 99.1

AMERICAN REBEL HOLIDNGS, INC. (NASDAQ: AREB; AREBW) ANNOUNCES 1-FOR-100 REVERSE STOCK SPLIT OF ITS COMMON STOCK AND PUBLICLY TRADED WARRANTS WITH ROUND LOT STOCKHOLDER PROTECTION TO BE EFFECTIVE ON MARCH 23, 2026

Nashville, TN, March 19, 2026 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) — America’s Patriotic Brand (the “Company”), today announced that it will effect a reverse stock split of its outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), and publicly traded warrants, par value $0.001 per share (the “Warrants”), at a ratio of 1-for-100, to be effective on March 23, 2026.

The Company’s Common Stock and Warrants are scheduled to begin trading on a reverse stock split-adjusted basis at the opening of Nasdaq on Monday, March 23, 2026. Following the reverse stock split, the Common Stock will continue to trade on Nasdaq under the symbol “AREB” with a new CUSIP number 02919L 885 and the Warrants will continue to trade on Nasdaq under the symbol “AREBW” with a same CUSIP number of 02919L 117.

The reverse stock split is intended for the Company to:

●	Enhance Deposit (Ability) and Marketability: By increasing the share price, a reverse split can make the stock more eligible for trading on certain platforms which benefits our stockholders.

●	Continue to ensure compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on Nasdaq, prior to the scheduled March 24, 2026 Nasdaq delisting hearing previously disclosed by the Company on February 11, 2026.

Important information:

●	Exchange/Split Rate:	1:100

●	New CUSIP:	Common Stock - 02919L 885

●	Date of Record:	March 20, 2026

●	Transfer Agent:	Securities Transfer Corporation

The reverse stock split will not change the authorized number of shares of the Company’s Common Stock. No fractional shares will be issued in connection with the reverse stock split, and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. Further, no current owner of 100 or more shares will be reduced to less than 100 shares post-split.

No Fractional Shares: Fractional Interest will be rounded up to the nearest whole share

Round Lot Protection: No current owner of 100 or more shares reduced to less than 100

In addition, the reverse stock split will apply to the Common Stock issuable upon the exercise of the Company’s other outstanding derivative securities, with proportionate adjustments to be made to the exercise prices and number of derivates thereof and under the Company’s equity incentive plans.

Round Lot Stockholder Protection to ensure that stockholders holding a “round lot” (typically 100 shares) are not adversely affected by the split.

All Fractional Shares Rounded to nearest whole number. As a result of the reverse stock split all fractional interests will be rounded up to the nearest whole number

The Company is committed to proactively protecting the interests of its stockholders, particularly those owning round lots of 100 or more shares. Stockholders holding at least 100 shares prior to the reverse stock split will retain a minimum of 100 shares post-split. This protection ensures that no stockholder who currently qualifies as a round lot holder will lose their status.

Additionally, fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share to maintain liquidity and stockholder equity.

The reverse stock split will reduce the number of issued and outstanding shares calculated using the common shares outstanding as of March 16, 2026 of the Company’s common stock from approximately 24.8 million (24,798,798 per March 18, 2026 transfer agent report) to approximately 247,988, which does not include shares to be issued pursuant to the round lot rounding set forth above.

On January 13, 2026, stockholders holding shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) and shares of Common Stock, representing in excess of a majority of the outstanding shares of Common Stock of the Company, approved by written consent (the “Written Consent”) in lieu of a special meeting to

(i)	authorize up to a 1-for-250 reverse stock split of the Company’s Common Stock (the “Reverse Stock Split”),

(ii)	approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to effectuate the Reverse Stock Split, and

(iii)	authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of the Company’s stockholders, at any time within twelve (12) months of such approval.

Pursuant to Rule 14c-2 of the Exchange Act, the Action becomes effective on March 22, 2025, which was 20 calendar days following the date American Rebel first mailed the Information Statement to its stockholders.

The final reverse stock split at a ratio of 1-for-100 with round lot stockholder (100 shares) protection and a targeted effective date of March 23, 2026, has been established.

Securities Transfer Corporation is acting as the exchange agent and paying agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split.

The standard procedure is that DTC gathers all round up share requests from each participant within their system. After about 4 to 6 business days, DTC will send a request for the total amount of round up shares needed to cover all participants/beneficial holders. At that time, our transfer agent will make one issuance/deposit to CEDE (DTC).

Round-up shares should populate in participant/beneficial holder accounts in approximately ten (10) trading days post the Reverse Stock Split based on historical distributions.

Securities Transfer Corporation will provide instructions to any stockholders with certificates regarding the process in connection with the exchange of pre-reverse stock split stock certificates for ownership in book-entry form or stock certificates on a post-reverse stock split basis. Stockholders are encouraged to contact their bank, broker or custodian with any procedural questions.

Frequently Asked Questions (FAQ) for American Rebels Stockholders Regarding the Approved Reverse Stock Split

Important Notice: This FAQ provides information for stockholders of record and retail (beneficial) stockholders about the approved reverse stock split of 1-for-100 and the settlement of trades prior to its effectiveness on March 23, 2026. This is for informational purposes only and is not intended as financial, legal, or tax advice. Stockholders should consult their financial advisors or brokers for personalized guidance.

1. What is the reverse stock split, and why is it happening?

The Board of Directors (BOD) and stockholders of American Rebels have approved a reverse stock split of up to 1-for-100 on the company’s common stock and the Warrants. This means that for every 100 pre-split shares you own, they will be consolidated into 1 post-split share. The purpose is typically to increase the per-share price to meet exchange listing requirements, improve liquidity, and enhance market appeal without changing the overall economic value of your holdings (though the number of shares will decrease proportionally, and the share price will increase accordingly). The Warrants will be adjusted by increasing the exercise price by 100 and reducing the number of Warrants by 100.

2. When will the reverse stock split become effective?

The reverse stock split is assumed to become effective on March 23, 2026. Trading on a post-split adjusted basis is expected to begin at the market open on that date. The exchange may halt trading briefly prior to the effective date to process the adjustment.

3. How will my shares be adjusted if I am a stockholder of record?

If you hold shares in certificate form or directly with the company’s transfer agent (as a registered stockholder), your holdings will be automatically adjusted to reflect the reverse stock split ratio. No action is required on your part. You will receive updated records or certificates reflecting the new share count shortly after the effective date.

4. How will my shares be adjusted if I am a retail stockholder holding through a brokerage account?

If you hold shares through a brokerage account (beneficial ownership, often called “street name”), your brokerage firm will handle the adjustment automatically based on the reverse stock split ratio. No action is typically required from you, but you should confirm with your broker if you have any specific instructions or concerns.

5. What happens to trades settled prior to the effective date of the reverse stock split?

Trades that are fully settled with your brokerage firm before March 23, 2026, will be included in the adjustment process. In historical reverse splits, including those with similar structures, stockholders receive a “round lot benefit” or “roundup benefit” for these settled shares. This protection ensures that eligible stockholders maintain a minimum round lot (typically 100 shares) post-split, helping to protect retail investors from ending up with very small or fractional holdings.

6. What is the round lot benefit or roundup benefit, and how does it work?

In reverse stock splits like this one, a round lot benefit (also called stockholder protection) is often provided to eligible holders to ensure they retain at least a round lot of 100 post-split shares, regardless of the strict mathematical conversion from the split ratio. This applies to stockholders with at least 100 but fewer than a certain threshold of pre-split shares (e.g., up to 1,999 in similar historical cases, depending on the ratio). Fractional shares resulting from the split will be rounded up to the nearest whole share.

● Eligibility: Generally applies to holders of 100 or more pre-split shares that would result in fewer than 100 post-split shares after the initial adjustment. Both record and beneficial stockholders qualify, but beneficial holders depend on their brokerage participating in the process.

● Process: The initial adjustment occurs on the effective date. The additional “round-up” shares to reach the 100-share minimum are processed through the Depository Trust Company (DTC) via brokerage election notices. Your brokerage must comply and submit the election to DTC for you to receive the benefit.

7. Can you provide an example of how the round lot benefit works?

Yes, using 1-for-100 reverse stock split ratio:

●	If you own 100 shares that have settled with your brokerage firm prior to March 23, 2026, and are included in the brokerage’s election process with DTC:

○	Initially, your holdings would be adjusted to share (100 divided by 100).

○	However, because 1 is less than a round lot of 100, you would receive an additional 99 shares as part of the round lot benefit.

○	Result: You would own 100 shares in total once DTC has processed the brokerage election notices, which typically occurs approximately 10 trading days after the reverse stock split effective date.

This benefit preserves your position as a round lot stockholder and is common in reverse splits to support retail investors.

8. What if my pre-split holdings would result in 100 or more post-split shares?

If your adjusted post-split shares are already 100 or more (e.g., if you own 10,000 or more pre-split shares, resulting in 100 post-split), no additional round-up shares are needed, and you will simply hold the mathematically adjusted amount (with any fractions rounded up).

9. How long does it take to receive the round lot benefit shares?

The initial split adjustment happens on the effective date (March 23, 2026). The additional round-up shares for the benefit are typically distributed within approximately 10 trading days (or whenever DTC processing is complete) after the effective date. The exact timing depends on DTC and your brokerage’s participation in the election process. The company does not control the dispersal timeline.

10. Do I need to take any action to receive the round lot benefit?

○	Stockholders of record: No action needed; adjustments, including the benefit, are handled automatically by the transfer agent.

○	Retail/beneficial stockholders: No direct action is required, but the benefit depends on your brokerage timely responding to DTC’s election and notification requests. Contact your broker to confirm their participation if you have concerns.

11. What about fractional shares without the round lot benefit?

In cases where the round lot benefit does not apply (e.g., if you hold fewer than 100 pre-split shares), any fractional post-split shares are typically rounded up to the nearest whole share or paid out in cash (cash-in-lieu) at the fair market value, depending on the company’s policy and your holder’s rules.

12. Will this affect the value of my investment?

The reverse stock split itself does not change the total value of your investment (the share price increases proportionally to the reduction in shares). However, the round lot benefit may add value for eligible small holders by providing additional shares. Market conditions, trading volume, and other factors can influence the post-split price.

13. Who can I contact for more information?

○	For record holders: Contact the company’s transfer agent (details available on the company’s investor relations website).

○	For retail holders: Contact your brokerage firm directly.

○	General inquiries: Visit the American Rebels investor relations page or contact the company at info@americanrebel.com

This FAQ is based on the approved reverse stock split terms and historical practices. Updates will be provided if the exact ratio or other details change.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) is America’s Patriotic Brand. Founded in 2014, the Company has built a portfolio of patriotic lifestyle products including safes, personal security solutions, branded apparel and accessories, and most recently American Rebel Light Beer—a premium domestic light lager that is all natural, with approximately 100 calories, 3.2 carbohydrates, and 4.3% ABV per 12 oz serving, brewed without corn, rice, or added sweeteners commonly found in mass-produced light beers.

Watch the American Rebel Story as told by our CEO Andy Ross: The American Rebel Story.

Additional information, including the Company’s filings with the SEC, can be found on the investor relations section of American Rebel’s website.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the expected timing, terms and effects of the Company’s 1-for-100 reverse stock split, the expected commencement of trading on a split-adjusted basis, the intended benefits of the reverse stock split (including with respect to Nasdaq continued listing requirements), the Company’s belief that it has not received, and does not currently expect to receive, a Nasdaq bid price deficiency notice, the treatment of fractional shares and the Company’s round-lot stockholder protection, the expected adjustments to outstanding derivative securities and equity plans, and the expected timing of processing of any related share adjustments by the Company’s transfer agent, DTC and brokerage firms. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance and are based on management’s current expectations and assumptions and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such statements. These factors include, among others: the Company’s ability to effect the reverse stock split on the expected terms and within the expected timeframe (including satisfaction of applicable legal requirements and Nasdaq procedures); whether the reverse stock split will increase the market price of the Company’s common stock or maintain such price over time; the possibility that the Company may receive a deficiency notice from Nasdaq and/or may be unable to regain or maintain compliance with Nasdaq continued listing requirements; the impact of the reverse stock split on the liquidity, trading volume and volatility of the Company’s common stock; the risk of delays, disruptions or errors by the Company’s transfer agent, DTC or brokerage firms in processing the reverse stock split or distributing any rounding adjustments; the dilutive effect of rounding up fractional shares or providing round-lot protection; the outcome of the Nasdaq delisting hearing to be held on March 24, 2026 and the Company’s ability to satisfy any requirements imposed by the Nasdaq Hearings Panel; the Company’s ability to achieve and sustain compliance with Nasdaq listing standards (including maintaining the required bid price and other criteria) or, if applicable, to meet the eligibility criteria for quotation on OTC Markets and/or uplisting to OTCQB in the future; market conditions and volatility in the Company’s share price; the reaction of investors and business partners to the Company’s appeal decision; regulatory developments or changes in Nasdaq’s rules that may affect the Company’s listing status; the Company’s ability to obtain additional financing, manage its liquidity and capital resources, and execute its business strategy; and general economic, market and industry conditions.

The Company can provide no assurance that the Nasdaq hearing appearl will be successful or that it will ultimately be able to maintain its Nasdaq listing. If the appeal is not successful, the Company expects to proceed with transitioning its securities to the OTC Markets, which could have material implications for liquidity and stockholder value, as previously reported. No assurances can be made that an active market will develop or be sustained on the OTC market if such a transition occurs, or that the Company will satisfy the criteria for, or be approved to trade on, the OTCQB tier.

Additional information regarding these and other risks is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such filings may be amended or supplemented from time to time. The Company cautions investors not to place undue reliance on forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

info@americanrebel.com

ir@americanrebel.com